EXHIBIT 23.1






                         CONSENT OF INDEPENDENT AUDITORS



     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 2-93173) pertaining to the Anixter International Inc. 1983 Stock Incentive Plan, the Registration Statement (Form S-8 No. 33-13486) pertaining to the Anixter International Inc. Key Executive Equity Plan, the Registration Statement (Form S-8 No. 33-21656) pertaining to the Anixter International Inc. 1988 Employee Stock Purchase Plan, the Registration Statement (Form S-8 No. 33-38364) pertaining to the Anixter International Inc. 1989 Employee Stock Incentive Plan, the Registration Statement (Form S-8 No. 33-60676) pertaining to the Anixter International Inc. 1993 Director of Stock Option Plan, the Registration Statement (Form S-8 No. 33-05907) pertaining to the Anixter International Inc. 1996 Stock Incentive Plan, the Registration Statement (Form S-8 No. 333-56815) pertaining to the Anixter International Inc. 1998 Mid-level Stock Option Plan, the Registration Statement (Form S-8 No. 333-56935)
pertaining to the Anixter International Inc. 1998 Stock Incentive Plan and the Registration Statement (Form S-3 No. 333-42788) pertaining to the Anixter International Inc. zero-coupon convertible notes due 2020 of our report dated February 1, 2001, with respect to the consolidated financial statements and schedules of Anixter International Inc. included in this Annual Report (Form 10-K) for the year ended December 29, 2000.



                                                           ERNST & YOUNG LLP



Chicago, Illinois
March 6, 2001